Exhibit 16.1

MANNING ELLIOTT

Chartered Accountants

11th Floor, West Pender Street, Vancouver, BC, Canada V6E 3S7

Phone: 604-714-3600 Fax: 604-714-3669 Web: manningelliott.com

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC USA 20549

Re: Gold Bag Inc.

This letter will confirm that we reviewed Item 4.01 of the Company’s Form 8-K dated June 15, 2009, captioned “Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ MANNING ELLIOTT, LLP

Chartered Accountants

Vancouver, Canada

June 15, 2009